Exhibit 99.2

New Janover Management Team Raises Approximately $42 Million to Enhance U.S. Public Market Digital Asset Treasury Strategy

April 7, 2025 – Janover, Inc. (NASDAQ: JNVR) (the “Company”) announced today that it had raised approximately $42 million in an offering of convertible notes and warrants from Pantera Capital, Kraken, Arrington Capital, Protagonist, The Norstar Group, Third Party Ventures, Trammell Venture Partners, and 11 angel investors. The notes were sold in a private offering under Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D promulgated thereunder.

The aggregate principal amount of the convertible notes sold in the offering was approximately $42 million, which are convertible into the Company’s common stock, par value $0.00001 per share (“Common Stock”). The convertible notes accrue interest at a rate of 2.5% per year, paid in cash quarterly in arrears, and mature on April 6, 2030. The convertible notes are convertible at any time prior to the maturity date, conditioned on the requirement that the Company’s market capitalization equaled or exceeded $100 million on the day prior to the conversion date. The conversion price will be set on the date that the Company’s market capitalization first equals or exceeds $100 million to equal the last reported sale price of the Common Stock on The Nasdaq Stock Market, subject to a minimum conversion price of $4.81. For each $1,000 in principal amount of convertible notes purchased, warrants were issued to purchase (1) approximately 8.333 shares of Common Stock at an exercise price of $120 per share and (2) approximately 6.666 shares of Common Stock at an exercise price of $150 per share. The conversion price and exercise price, respectively, are subject to customary anti-dilution and dividend protections.

The proceeds from the offering are expected to accelerate efforts by the Company to acquire digital assets, starting with the Solana ecosystem through the US public markets.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the notes, warrants or any other securities, nor shall there be any sale of the notes or warrants in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful under the securities laws of any such state or jurisdiction.

About Janover Inc.

Janover Inc. (Nasdaq: JNVR) is an AI-powered online platform that connects the commercial real estate industry by providing data and software subscriptions as well as value-add services to multifamily and commercial property professionals as we connect the increasingly complex ecosystem that stakeholders have to manage.

We currently serve more than one million web users annually, including multifamily and commercial property owners and developers applying for billions of dollars of debt financing per year, professional service providers, and thousands of multifamily and commercial property lenders including more than 10% of the banks in America, credit unions, real estate investment trusts (“REITs”), debt funds, Fannie Mae® and Freddie Mac® multifamily lenders, FHA multifamily lenders, commercial mortgage-backed securities (“CMBS”) lenders, Small Business Administration (“SBA”) lenders, and more. Our data and software offerings are generally offered on a subscription basis as software as a service (“SaaS”).

About DeFi Development Corporation

The Company has adopted a treasury policy under which the principal holding in its treasury reserve on the balance sheet will be allocated to crypto assets, starting with Solana (SOL). In adopting its new treasury policy, the Company intends to provide investors a way to access the Solana ecosystem. The Company’s treasury policy is expected to provide investors economic exposure to SOL investment.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” strategy,” “future,” “likely,” “may,”, “should,” “will” and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) fluctuations in the market price of SOL and any associated impairment charges that the Company may incur as a result of a decrease in the market price of SOL below the value at which the Company’s SOL are carried on its balance sheet; (ii) the effect of and uncertainties related the ongoing volatility in interest rates; (iii) our ability to achieve and maintain profitability in the future; (iv) the impact on our business of the regulatory environment and complexities with compliance related to such environment including changes in securities laws or other laws or regulations; (v) changes in the accounting treatment relating to the Company’s SOL holdings; (vi) our ability to respond to general economic conditions; (vii) our ability to manage our growth effectively and our expectations regarding the development and expansion of our business; (viii) our ability to access sources of capital, including debt financing and other sources of capital to finance operations and growth and (ix) other risks and uncertainties more fully in the section captioned “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and other reports we file with the SEC. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Media Contact:

Prosek Partners
pro-DDC@prosek.com

Investor Contact:

ir@defidevcorp.com